                                                                  EXHIBIT (c)(2)


Presentation to the Special Committee of the Board of Directors of

LEGEND PROPERTIES, INC.




Regarding the Fairness of the Proposed Merger by RGI Holdings, Inc., with Legend Properties, Inc.





JANUARY 5, 2000





JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



         We understand that RGI Holdings, Inc. ("RGI") will acquire all of the outstanding shares of common stock of Legend Properties, Inc. (the "Company" or "Legend"), not currently owned by RGI (the "Remaining Shares"). The transaction would be structured as a cash merger (the "Merger") in which each holder of the Remaining Shares would receive $.50 per share. We understand that Legend, formerly known as Banyan Mortgage Investment Fund ("Banyan"), is the surviving corporation from the December 31, 1996 merger with RGI. We understand that RGI owns approximately 80% of the outstanding shares of Legend.

         You have requested our opinion (the "Fairness Opinion"), as to the fairness from a financial point of view, to Legend and its stockholders (other than RGI), of the consideration to be paid by RGI (the "Merger Consideration"), to the holders of the Remaining Shares. We do not perform tax, accounting or legal services or render such advice.

         In our review and analyses, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by the Company or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of this information. We have not conducted a physical inspection of Legend's properties or facilities, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the related properties, facilities or business segments. We have assumed that management's financial analyses have been prepared on a good faith reasonable basis reflecting the best currently available estimates and judgments of Legend's management and/or financial consultants or advisors to Legend.



--------------------------------------------------------------------------------

                                                           JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



         In order to arrive at the opinion expressed herein, we have reviewed the following materials and considered such financial and other factors as we deemed relevant, including, among others, the following: (i) certain historical financial, operating and other data that were publicly available or were furnished to us by Legend regarding the Merger including, but not limited to:
(a) projections and cash flow analyses for the Company prepared by management;
(b) projections and cash flow analyses for the Company's three core properties (Grand Harbor, Oak Harbor and Southbridge), prepared by management (c) Form 10-K for the periods ending 12/31/98, 12/31/97, 12/31/96 and 12/31/95, Form 10-Q for
the periods ending 3/31/96 through 9/30/99, and Form 8-K dated 10/2/95; (d) internally generated operating reports and discussions from management concerning the various business segments of Legend; (e) a debt analysis summary prepared by management as of 9/30/99; (f) real estate appraisals prepared by management with the assistance of identified third parties; (ii) various press releases and marketing materials regarding the development and status of the company's three core properties (Grand Harbor, Oak Harbor and Southbridge);
(iii) publicly available financial, operating and stock market data for companies engaged in businesses deemed comparable to those of the Company; and
(iv) such other factors and information as we deemed appropriate.

         In conducting our analyses and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Legend; (ii) the business prospects of Legend; (iii) the historical and current market for the Common Shares and (iv) the nature and terms of other transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise this presentation based upon circumstances or events occurring after the date hereof. In that regard, we have not considered any similar transaction to which Legend might become a party whether announced or not, that has not closed prior to the date hereof. This presentation is limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Remaining Shares. This presentation does not address in any way Legend's underlying business decision to effect the Merger. We have not assumed any responsibility for making or obtaining an independent evaluation or appraisal of Legend's properties or other assets, nor do we opine on the capital requirements or availability of capital for Legend.

         As you know, Josephthal & Co. Inc. ("Josephthal") has been retained by Legend to render a Fairness Opinion and provide other financial advisory services, and will receive fees for such services. In addition, in the ordinary course of the business, Josephthal may actively trade the Common Shares for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

         The Fairness Opinion is solely for the use of the Special Committee and is not to be publicly-disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Josephthal provided that Legend may include the Fairness Opinion, in whole but not in part, as an annex to the Proxy Statement to be filed with the Securities and Exchange Commission and delivered to the stockholders of Legend. This presentation does not constitute a recommendation to any holder of the Remaining Shares as to how any such stockholder should vote on any aspect of the Merger nor does the Fairness Opinion address the relative merits of the Merger, the Merger Consideration, or the decision of the Special Committee to proceed with the Merger.




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                                       ii                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.   Transaction Overview                                                           Page 2

II.  Business Overview                                                              Page 5
     A. Grand Harbor                                                                Page 6
     B. Oak Harbor                                                                  Page 9
     C. Southbridge                                                                 Page 12
     D. Legend Properties, Inc. Consolidated                                        Page 15

III. Stock Price/Volume Analysis                                                    Page 18
IV.  Summary Valuation                                                              Page 26
     A. Comparable Company Analysis                                                 Page 27
     B. Comparable Transaction Analysis                                             Page 28
     C. Discounted Cash Flow Analysis                                               Page 29
     D. Liquidation Analysis                                                        Page 30
     E. Summary Valuation                                                           Page 34
     F. Debt/Equity Conversion Price Analysis                                       Page 35

V.   Exhibits                                                                       Page 37
     A. Analysis of Selected Comparable Companies - Real Estate Development         Page 38
     B. Analysis of Selected Comparable Companies - Retirement/Asst. Living         Page 42
     C. Analysis of Selected Comparable Transactions - Real Estate Development      Page 46
     D. Analysis of Selected Comparable Transactions - Retirement/Asst. Living      Page 47
     E. Weighted Average Cost of Capital Analysis                                   Page 48

VI.  Opinion                                                                        Page 49


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                                                           JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------


                              TRANSACTION OVERVIEW


--------------------------------------------------------------------------------

























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                                       2                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



INTRODUCTION

         RGI has offered to acquire the Remaining Shares of Legend. The transaction would be structured as a cash merger in which each holder of the Remaining Shares would receive $.50 per share.

         At the request of the Special Committee of the Board of Directors of Legend, Josephthal prepared these materials for the sole and exclusive use of both the Special Committee and the Board of Directors in connection with issuing our opinion as to the fairness, from a financial point of view, to Legend and its stockholders (other than RGI), of the Merger Consideration to the holders of the Remaining Shares in the Merger.

         The Fairness Opinion comprises financial and other information provided to us by the Company or publicly available. We have relied solely on the information and estimates provided to us by Legend's management and have neither made nor obtained any independent appraisals of any properties, other assets or facilities of Legend.

         In determining the fairness of the Merger Consideration, we assessed the various business segments and relevant assets of Legend which were identified and provided to us by management. We have assumed that management's financial analyses have been prepared on a good faith reasonable basis reflecting the best currently available estimates and judgments of Legend's management and/or financial consultants or advisors to Legend.














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                                       3                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



BUSINESS SUMMARY

         Legend Properties, Inc., ("Legend"), formerly known as Banyan Mortgage Investment Fund, is the surviving corporation from the December 31, 1996 merger of Banyan Mortgage Investment Fund with RGI US Holdings, Inc. For financial reporting purposes, the merger was treated as a recapitalization of RGI US Holdings, Inc., with RGI US Holdings, Inc. as the acquirer of Banyan. Prior to the merger, RGI US Holdings Inc. was a wholly owned subsidiary of RGI Holdings, Inc. ("RGI"). As of November 30, 1999, RGI owned approximately 80% of the outstanding common shares of Legend.

         Legend currently controls more than 2,800 acres of land composed of;
(a) a luxury lifestyle resort and residential waterfront community on the east coast of Florida in Vero Beach (Grand Harbor); (b) a luxury life and health care country club retirement waterfront community on the east coast of Florida in Vero Beach (Oak Harbor); and (c) a master planned mixed use waterfront community in Northern Virginia (Southbridge). Its existing portfolio of real estate properties are predecessor properties originating from either Banyan Mortgage Investment Fund or RGI. The Company's future cash flow to be generated by its current asset portfolio can be derived from contributions from build-out and development of its existing properties.

         In assessing the Merger, Josephthal considered, among other things, values associated with each of Legend's existing businesses, assets, liabilities and any other material items, including:

o        Grand Harbor;
o        Oak Harbor; and
o        Southbridge.

         In our review and analyses, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by the Company or publicly available, and have neither attempted independently to verify nor assumed responsibility for verifying any of this information. We have assumed that management's financial analyses have been prepared on a good faith reasonable basis reflecting the best currently available estimates and judgments of Legend's management and/or financial consultants or advisors to Legend.


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                                       4                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------


                                BUSINESS OVERVIEW


--------------------------------------------------------------------------------





















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                                       5                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



GRAND HARBOR

         Grand Harbor was initiated in 1987 and financed by a US savings and loan which was later taken over by an agent of the US government (RTC). The original investment in the property was approximately $115 million, but was acquired by its present owners for $32.7 million in June 1991.

         Grand Harbor is a 772-acre residential golf community, located along the Indian River in Vero Beach, Florida, with(1):

o A plan to develop 1,196 residential units comprised of single-family detached homes, duplexes and low-rise condominiums ranging from 1,600 square feet to 5,000 square feet at prices between $200,000 to $1,100,000, (golf course and riverfront lots for $165,000 to over $500,000);

o two 18-hole championship golf courses owned by the equity members of Grand Harbor;

o a 28,000 square foot clubhouse which serves both courses, and is a social center owned by the equity members of Grand Harbor;

o golf course and riverfront lots at sales prices ranging from $165,000 to over $500,000; and

o a marina containing 144 slips available for lease (38 powerboat slips and 106 sailboat slips).


         Other than the Beach Club property, which is on the Atlantic Ocean the entire community is located on the west side of the Indian River, just north of Vero Beach. The breakdown of the total acreage is as follows:


DESCRIPTION                                               ACRES
-----------                                               -----
Residential Property                                      286.2
Commercial Property                                        60.2
Golf & Country Clubs                                      255.7
Roads, Watercourse and Common Areas                       285.8
                                                          -----
TOTAL ACRES                                               887.9
                                                          =====



-------------------

(1) Based on information provided by management.


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                                       6                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------


      Grand Harbor currently derives revenue from1:


RESIDENTIAL AND COMMERCIAL REAL ESTATE SALES

o Through December 31, 1999, 749 residences or lots had been sold and an additional 33 contracted for sale for delivery in 2000.

CLUB MEMBERSHIPS SALES AND CLUB OPERATIONS

o Grand Harbor offers four (4) types of equity memberships in the Grand Harbor Golf and Beach Club including; full memberships for $40,000, golf and tennis memberships for $20,000, tennis only memberships for $10,000 and social memberships for $7,500.

REALTY SALES

o The Company employs several real estate agents that generate commission income from the sale of residential homes at Grand Harbor.

o The Company staffs an onsite real estate office for the sale and resale of properties. Revenues from such activities are reflected on the Company's financials.



















---------------------

(1) Based on information provided by management.


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                                       7                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



         Based upon publicly available information and financial projections furnished by management, Grand Harbor's actual FY1998 operating results and projected base case operating results are as follows:





GRAND HARBOR
--------------------------------------------------------------------------------

PROJECTED OPERATING RESULTS(1)
(DOLLARS IN 000s)

                                                           FOR THE YEAR ENDED DECEMBER 31,
                           ----------------------------------------------------------------------------------------------------
                            FY1998    FY1999(5)  FY2000    FY2001    FY2002    FY2003    FY2004    FY2005    FY2006    FY2007
                           ----------------------------------------------------------------------------------------------------
                            ACTUAL    PROJECTED PROJECTED PROJECTED PROJECTED PROJECTED PROJECTED PROJECTED PROJECTED PROJECTED
Residential Homes/Lots Sold   64          64        50        50        50        50        50        68        68        78
Revenues
  Real estate sales(2)     $  24,772   $ 26,852  $ 23,016  $ 27,653  $ 24,423  $ 21,307  $ 20,843  $ 23,575  $ 32,579  $ 40,822
  Club operations              5,250      6,016     6,726     7,424     7,921     8,437     8,972     9,526     9,526     9,526
  Other operations(3)          3,244      2,977     1,966     1,979     2,036     2,098     2,163     2,233     2,326     6,668
                           ---------   --------  --------  --------  --------  --------  --------  --------  --------  --------

Total Revenues                33,217     35,846    31,708    37,056    34,381   31,841     31,977    35,335    44,431    57,016
     GROWTH                                   8%      -12%       17%       -7%      -7%         0%       10%       26%       28%


Operating Expenses(4)        (29,335)   (30,881)  (27,606)  (30,834)  (28,270)  (26,765)  (26,612)  (28,864)  (34,939)  (38,417)
                           ---------   --------  --------  --------  --------  --------  --------  --------  --------  --------

EBITDA                     $   3,882   $  4,965  $  4,102  $  6,222  $  6,111  $  5,077  $  5,366  $  6,470  $  9,492  $ 18,599
     MARGIN                       12%        14%       13%       17%       18%       16%       17%       18%       21%       33%




Notes:
------------------------
(1) Financial projections prepared by Legend Management.
(2) Based on total units of 1,196 under revised plan. Absorption is based on 50 units annually, increasing as product closes out.
    Sale pricing averages a 5% annual increase, phased in during FY2000.
    Excess memberships sold at project build-out for 50%, (approx. 122 memberships).

    Resales are ignored for cash projection purposes as the net effect is immaterial. Harbor lots that were sold in FY1998 and FY1999 accounted for stronger sales than those projected for FY2000 as development moves away from the water (Harbor).

(3) Realty sales sold at 1.5x gross resale commissions at project build-out. Marina is sold for $30,000 per slip at project build-out.
    Rental: sold in August 1999 at a pprox. 1.5x gross rental commissions
      ($430,000). POA Mgt. sold at 1.5x net cash flow at project buildout.
(4) 7.5% Cost savings for construction (offset by 3% inflation)(phased in beginning in FY2000.
    Closing costs are etimated on sales and consist of 1.5% closing fees, 5%
      commission (total 6.5%), and a decorating fee.
(5) For the nine months ended 9/30/99, operating revenue was approximately $29.1 million. EBITDA was approximately $4.1 million.




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                                       8                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------


OAK HARBOR

      Oak Harbor is a 116-acre luxury country club retirement community. Oak Harbor combines optional health offerings and a full complement of daily assisted living services, and is targeted to meet the needs of the aging, affluent Vero Beach resident. Oak Harbor offers both fee-simple and condominium ownership of residences. In July, 1994, Royal Palm Convalescent Center was purchased for $6 million. This skilled-nursing facility is located within three
(3) miles of Vero Beach. Oak Harbor is located along the Indian River in Vero Beach, Florida and offers(1):

o condominiums and single-family homes ranging in price from $250,000 to $635,000 and ranging in size from 1,178 to 2,850 square feet;

o     an on-site assisted living facility with 64 private suites;

o an off site skilled nursing facility with 50 private and semi-private rooms;

o     a 36,000 square foot clubhouse; and

o     a nine-hole golf course designed by Joe Lee.

      By obtaining a residence in Oak Harbor, one becomes eligible to apply for membership in Oak Harbor Club. The Oak Harbor Club Services Agreement lists the services that will be made available to Oak Harbor club members who wish to optionally select them. These services include:

o     dining and housekeeping;

o     health care;

o     resident services and amenities;

o     security; and

o     utilities and insurance.



--------------------

(1) Based on information provided by management.

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                                       9                   JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



      Oak Harbor currently derives revenue from(1):

RESIDENTIAL AND COMMERCIAL REAL ESTATE SALES

o Oak Harbor's current development plan is for a total of 322 residences consisting of cottage, villas and condominium units. As of December 31, 1999, 94 residences or lots had been sold, and an additional 14 residences are contracted for sale.

ASSISTED LIVING FACILITIES

o An off-site skilled nursing center bought by the Company, the Royal Palm Convalescent Center is a skilled care nursing facility licensed for 72 beds, and currently configured for 50 beds in private and semi-private rooms.

o The Oak Harbor onsite care facility, Summerset House Assisted Care Facility, is designed as a "mini-clubhouse" with 64 suites. Each suite is 405 square feet and contains living, dining and kitchen facilities.

CLUB MEMBERSHIPS AND OPERATIONS

o Membership in the Oak Harbor Club requires a $25,000 initial club refundable deposit. In addition, there is an initiation fee equal to ten percent (10%) of the purchase price of the residence. The initiation fee may be deferred until the residence is resold, but will then equal 10% of the greater of the initial purchase price or the sale price of the residence. (Currently, this initiation fee has been waived for all existing Club members). Monthly dues range from $1,650 per person to $2,150 per couple.

REALTY SALES

o The Company staffs an onsite real estate office for the sale and resale of properties. The Company employs several real estate agents that generate commission income from the sale of residential homes at Oak Harbor, and also work in conjunction with the Assisted Living and Skilled Care Facilities. Revenues from such activities are reflected on the Company's financials.

-------------------

(1) Based on information provided by management.

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                                       10                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




         Based upon publicly available information and financial projections furnished by management, Oak Harbor's actual FY1998 operating results and projected base case operating results are as follows:


OAK HARBOR
--------------------------------------------------------------------------------

PROJECTED OPERATING RESULTS(1)
(DOLLARS IN 000S)
                                                               FOR THE YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------------------------------------------------------------
                           FY1998    FY1999(4)   FY2000     FY2001     FY2002     FY2003   FY2004    FY2005     FY2006      FY2007
                         -----------------------------------------------------------------------------------------------------------
                           Actual   Projected  Projected  Projected  Projected  Projected Projected Projected  Projected   Projected
Residential Homes/Lots
  Sold                      22          29       25         25         25          25        25         25         25         54

Revenues
   Real estate sales(2)  $  8,698   $ 12,640  $  9,599   $ 10,489   $ 11,191   $ 12,114   $ 12,371   $ 13,843   $ 13,516   $ 33,659
   Club operations            998      1,517     2,145      2,874      3,691      4,587      5,509      6,547      7,630      9,277
   Patient Services(3)      2,601      2,818     3,369      3,708      3,901      3,953      4,024      4,148      4,261      4,350
   Other operations            77        185       496        689        766        853        962      1,118      1,206      1,986
                         --------   --------  --------   --------   --------   --------   --------   --------   --------   --------

Total Revenues             12,375     17,159    15,609     17,761     19,549     21,506     22,866     25,656     26,612     49,271
                 GROWTH                   39%       -9%        14%        10%        10%         6%        12%         4%        85%

Operating Expenses        (14,036)   (18,501)  (15,241)   (15,140)   (16,158)   (17,265)   (17,905)   (19,432)   (19,664)   (34,531)
                         --------   --------  --------   --------   --------   --------   --------   --------   --------   --------

EBITDA                   $ (1,661)  $ (1,342) $    368   $  2,621   $  3,391   $  4,241   $  4,961   $  6,224   $  6,949   $ 14,741
                 MARGIN      -13%        -8%         2%        15%        17%        20%        22%        24%        26%        30%

 Notes:
---------------------------------
(1)  Financial projections prepared by Legend Management.
(2) Development plan is for 323 units. Absorption of 35 units annually, declining as product closes out.
     Membership fees increase from $25,000 to $60,000 from FY1999 to FY2005. ALF and Royal Palm sold at project build-out.
(3) Assisted Living Facility (Somerset House): Sold off at build-out. Available rooms: 22 rooms
                         Total  resident days available
                         Total  resident days projected = 5,050 (63% occupied)
       Revenues:         Day rates:
                         Public rate increased by $15/day.
                         Member rate increased by $4/day.
       Expenses:         Wages have been increased by 3%.
                         Other expenses were based on historical information
       increased or decreased as appropriate and based on number of patients. Skilled Care Facility (Royal Palm Convelscent Center): Sold off at build-out.
       Available rooms:  Public:
                         Total resident days available: 19,710
                         Total resident days projected: 14,880 (75% occupied)
       Revenues:         Day rates:
                           Public rate increased $2/day to $170
       Expenses:         Wages have been increased 3%
                         Housekeepers: 9 residents to 1 Housekeeper.
                         F & B: 1 Dietician as required by law and 4 to 1 residents to food staff.
                         Activity directors: 1 director & 2 assistants.
                         Resident care:1.66 residents to 1 nurse (or minimum to meet requirements).
(4) For the nine months ended 9/30/99, operating revenue was approximately $12.5 million. EBITDA was approximately ($1.0) million.





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                                       11                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



SOUTHBRIDGE

         Southbridge is an approximately 2,700 acre mixed use master planned community located along the Potomac River in Prince William County, Virginia, approximately 24 miles south of Washington , D.C. Southbridge has conceptual plans for the following, (but have not yet obtained zoning approval):

o approximately 5,000 single-family detached homes, townhomes, garden apartments and condominiums; and

o 4 million square feet of commercial space including office, flex-tech and retail.

         The project is anticipated to be built in phases over the next 15-20 years, and will offer residents an assortment of amenities including:

o     a public 18-hole championship golf course;

o     three clubhouse facilities with pools and tennis courts; and

o     a town center overlooking the Potomac River.

      Phase I is zoned for 2,376 residential units and 280,000 square feet of commercial space. Although zoned for 2,376 residential units, the Company's current development plan anticipates development of 1,822 units, which the Company believes maximizes the underlying value of the property based on existing and anticipated market conditions. The projections reflect the zoning approvals and consequent build-out of approximately 5,000 residential units, and 4 million square feet of commercial space (Phases I - VII).(1)








---------------------

(1) Based on information provided by management. Management has advised that the projections reflect the zoning approval for approximately 5,000 residential units. Only 2,376 residential units (Phase I) have been given zoning approval to date. Significant time, expense, and risk are associated with securing the zoning approvals for the complete build-out which is reflected in the projections.


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                                       12                  JOSEPHTHAL & CO. INC.


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Presentation to the Special Committee of the Board of Directors of Legend
Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



         Southbridge currently derives revenue from(1):

RESIDENTIAL AND COMMERCIAL REAL ESTATE SALES

o As of December 31, 1999, 785 residential lots have been sold to third-party homebuilders that have in turn constructed and sold 263 single-family homes and 487 townhomes. In addition, the Company has 175 single-family lots developed and ready for delivery to builders under existing contracts, and 586 lots under contract to builders which are in various stages of development.

REALTY SALES

o The Company employs several real estate agents that generate commission income from the sale of residential homes at Southbridge.





































---------------------

(1) Based on information provided by management.


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                                       13                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



         Based upon publicly available information and financial projections furnished by management, Southbridge's actual FY1998 [GRAPHIC OMITTED] operating results and projected base case operating results are as follows:



SOUTHBRIDGE
--------------------------------------------------------------------------------

PROJECTED OPERATING RESULTS(1)
(DOLLARS IN 000S)

                                                                For the Year Ended December 31,
                       --------------------------------------------------------------------------------------------------------
                        FY1998  FY1999(4)   FY2000    FY2001     FY2002     FY2003    FY2004     FY2005    FY2006     FY2007
                       --------------------------------------------------------------------------------------------------------
                        Actual    Proj.      Proj.     Proj.      Proj.      Proj.     Proj.      Proj.      Proj.     Proj.
Residential Homes/Lots
  Sold                    63       143       373       238        318        600       268        214        492        412

Revenues
  Real estate sales(2) $ 2,543   $ 6,454   $ 9,839   $ 12,411   $ 18,822   $ 28,804  $ 25,277   $ 16,724   $ 16,774   $ 15,064
  Club operations           --        --        --         --         --         --        --         --         --         --
  Other operations          10        --        --         --         --         --        --         --         --         --
                       -------   -------   -------   --------   --------   --------  --------   --------   --------   --------

Total Revenues         $ 2,553   $ 6,454   $ 9,839   $ 12,411   $ 18,822   $ 28,804  $ 25,277   $ 16,724   $ 16,774   $ 15,064
            GROWTH                  153%       52%        26%        52%        53%      -12%       -34%          0%      -10%

Operating Expenses(3)   (3,768)   (7,907)   (9,575)   (11,202)   (16,584)   (30,941)  (19,345)   (13,932)   (20,610)    (7,903)
                       -------   -------   -------   --------   --------   --------  --------   --------   --------   --------

EBITDA                 $(1,215)  $(1,453)  $   264   $  1,209   $  2,237   $ (2,136) $  5,932   $  2,793   $ (3,837)  $  7,161
             MARGIN        -48%      -23%        3%        10%        12%        -7%       23%        17%       -23%        48%


                                      For the Year Ended December 31,
                        --------------------------------------------------------
                            FY2008    FY2009    FY2010     FY2011      FY2012
                        --------------------------------------------------------
                             Proj.     Proj.      Proj.     Proj.       Proj.
Residential Homes/Lots
  Sold                         192     492        367        457        192
Revenues
  Real estate sales(2)    $ 11,096   $ 16,575   $ 14,862   $ 12,310    $8,985
  Club operations               --         --         --         --        --
  Other operations              --         --         --         --        --
                          --------   --------   --------   --------   -------

Total Revenues            $ 11,096   $ 16,575   $ 14,862   $ 12,310    $8,985
            GROWTH            -26%        49%        -10%       -17%     -27%

Operating Expenses(3)      (6,767)    (17,358)    (3,480)   (12,112)    (933)
                          --------   --------   --------   --------   -------

EBITDA                    $  4,328   $   (783)  $ 11,382   $    198    $8,052
             MARGIN            39%         -5%        77%         2%      90%

Notes:
----------------
(1)  Financial projections prepared by Legend Management.
(2)  Real estate sales summary assumptions:
       Absorption:          150 units annually, declining as product closes out.
                            Build out is complete in 2012.
       Sale Pricing:        Average 5% increase, phased in during FY2000.
                            Annual price increases - FY2001 is 4.5% (3% infl,
                            1.5% appr)
(3) Closing costs are estimated on sales and are netted against the sales price.
(4)  For the nine months ended 9/30/99, operating revenue was approximately
     $4.5 million.  EBITDA was approximately ($1.2) million.


--------------------------------------------------------------------------------

                                       14                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



LEGEND PROPERTIES, INC. CONSOLIDATED

         Legend is formerly known as Banyan Mortgage Investment Fund and is the surviving corporation from the December 31, 1996 merger of Banyan Mortgage Investment Fund and RGI US Holdings, Inc. Legend's existing portfolio of real estate properties are predecessor properties originating from either Banyan Mortgage Investment Fund or RGI. The Company's future cash flow to be generated by its current asset portfolio can be derived from contributions from build-out and development from Grand Harbor, Oak Harbor and Southbridge.

         On September 27, 1999, the Company, through its majority owned subsidiaries, Ashburn Corporate Center, LC and Ashburn Front Five, LLC, sold the land and related improvements of the Ashburn Corporate Center to Catapult Ventures LLC, a non affiliated third party. The sales price of the property was $15,150,000, before closing costs of approximately $790,000. In FY2000, Legend has projected that it will realize approximately $650,000 of revenue from the sale of the Laguna Seca Ranch House(1).

         Legend's consolidated operating segments are distinct operations that service differing markets. The real estate sales segment consists of the development, construction and sales activities for the Company's three core properties. The club operations segment consists of the clubhouse and related activities for Grand Harbor and Oak Harbor. Patient services consist of the Royal Palm Convalescent Center and the Somerset House.















--------------------

(1) Source information in Legend's Notes to Condensed Consolidated Financial Statements for Form 10-Q for period ended 9/30/99 and in Debt Analysis Summary prepared by management as of 9/30/99. Laguna Seca property (450 acres of land) was sold in December 1997. The sale of the Ranch House on that property is projected to be sold in FY2000 by management, with the proceeds being recognized as real estate sales revenue.

--------------------------------------------------------------------------------



                                       15                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



         Based upon publicly available information and financial projections furnished by management, Legend's actual FY1998 operating results and projected base case operating results are as follows:

LEGEND PROPERTIES, INC. CONSOLIDATED

PROJECTED OPERATING RESULTS(1)
(DOLLARS IN 000S)

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------------------------------------------------------------------------------------------
                           FY1998      FY1999      FY2000     FY2001      FY2002      FY2003      FY2004      FY2005      FY2006
                         ----------------------------------------------------------------------------------------------------------
                           Actual      Proj.        Proj.      Proj.       Proj.       Proj.       Proj.       Proj.       Proj.
Total Revenues
   Net real estate sales $  65,219   $  62,483   $  43,492   $  51,103   $  54,986   $  62,225   $  58,490   $  54,143   $  62,869
   Club operations           5,953       7,533       8,871      10,299      11,612      13,024      14,481      16,074      17,156
   Patient Services          2,601       2,818       3,369       3,708       3,901       3,953       4,024       4,148       4,261
   Other operations          1,961       3,198       2,461       2,668       2,803       2,950       3,125       3,351       3,532
                         ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Revenues              75,734      76,032      58,194      67,778      73,301      82,152      80,120      77,715      87,817
                 GROWTH        391%          0%       -23%          16%          8%         12%        -2%         -3%          13%

Operating Expenses         (75,670)    (76,405)    (54,438)    (57,913)    (61,763)    (75,210)    (64,101)    (62,467)    (75,433)
                         ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

EBITDA                   $      64   $    (373)  $   3,757   $   9,865   $  11,539   $   6,942   $  16,019   $  15,248   $  12,385
                 MARGIN          0%          0%          6%         15%         16%          8%         20%         20%         14%


                                             For the Year Ended December 31,
                         -----------------------------------------------------------------------
                            FY2007     FY2008(2)    FY2009      FY2010      FY2011      FY2012
                         -----------------------------------------------------------------------
                             Proj.       Proj.        Proj.      Proj.       Proj.        Proj.
Total Revenues
   Net real estate sales   $  89,545   $  11,096   $  16,575   $  14,862   $  12,310   $   8,985
   Club operations            18,804          --          --          --          --          --
   Patient Services            4,350          --          --          --          --          --
   Other operations            8,654          --          --          --          --          --
                           ---------   ---------   ---------   ---------   ---------   ---------

Total Revenues               121,352      11,096      16,575      14,862      12,310       8,985
                 GROWTH           38%       -91%          49%        -10%       -17%         -27%

Operating Expenses           (80,937)     (6,767)    (17,358)     (3,480)    (12,112)       (933)
                           ---------   ---------   ---------   ---------   ---------   ---------

EBITDA                     $  40,415   $   4,328   $    (783)  $  11,382   $     198   $   8,052
                 MARGIN           33%         39%         -5%         77%          2%         90%



 Notes:
----------------
(1)  Financial projections prepared by Legend Management.
(2) Operations beyond FY2007 reflect only those from Southbridge. Management projects that build-out at Grand Harbor and Oak Harbor is complete in FY2007.




--------------------------------------------------------------------------------

                                       16                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



DEBT ANALYSIS SUMMARY AND NOTES PAYABLE TO BANKS AND OTHERS

         As of September 30, 1999, Legend's debt obligations, including payables to related parties, totaled $108,952,548, of which $6,664,850 matures by December 31, 1999 and an additional $3,678,703 by December 31, 2000. None of these maturities relate to RGI for 1999 and 2000, respectively. Legend has available, if needed, a $5.0 million credit facility from RGI, which was unused at September 30, 1999(1).



An analysis of Legend's current debt outstanding shows (in $000s):

LEGEND PROPERTIES INC. CONSOLIDATED
DEBT ANALYSIS SUMMARY(1)
--------------------------------------------------------------------------------
($000's)

                               BALANCE                                   BALANCE
                             12/31/1998    BORROWINGS     PAYMENTS      9/30/1999
                             ----------    ----------     --------      ---------
EXTERNAL DEBT
 Ashburn                      $  5,940      $     --      $ (5,940)      $     --
 Southbridge                     3,010            --        (2,970)            40
 Potomac Heritage                   --           688          (291)           397
 Oak Harbor                     20,447         2,480       (10,045)        12,882
 Grand Harbor                   11,325         8,744       (10,786)         9,283
                              --------      --------      --------       --------
TOTAL EXTERNAL DEBT             40,722        11,912       (30,032)        22,602

INTERNAL DEBT
 Legend Properties, Inc.        84,744        36,493       (34,887)        86,350
TOTAL INTERNAL DEBT             84,744        36,493       (34,887)        86,350
                              --------      --------      --------       --------

GRAND TOTAL                   $125,466      $ 48,405      $(64,919)      $108,952
                              ========      ========      ========       ========

Notes:
-----------------
(1) Financial projections provided by management. Management has represented that there have been no material changes to the Company's debt (principal balance, interest rate, and/or required amortization), since 9/30/99.

--------------------------------------------------------------------------------

                                       17                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------


                           STOCK PRICE/VOLUME ANALYSIS

--------------------------------------------------------------------------------














--------------------------------------------------------------------------------

                                       18                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



STOCK PRICE/VOLUME ANALYSIS - JANUARY 8, 1997 - DECEMBER 31, 1999














                                    (GRAPH)














--------------------------------------------------------------------------------

                                       19                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



STOCK PRICE/VOLUME ANALYSIS - (TWO-YEAR) DECEMBER 31, 1997 - DECEMBER 31, 1999















                                    (GRAPH)















--------------------------------------------------------------------------------


                                       20                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



STOCK PRICE/VOLUME ANALYSIS - (LTM) DECEMBER 31, 1998 - DECEMBER 31, 1999



















                                    (GRAPH)
















--------------------------------------------------------------------------------

                                       21                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------





STOCK PRICE/VOLUME ANALYSIS - LEGEND VS.  COMPARABLE COMPANIES AND S&P 500 INDEX

                   (INDEXED TO 100% FROM 12/31/98 - 12/31/99)













                                    (GRAPH)
















--------------------------------------------------------------------------------

                                       22                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




STOCK PRICE/VOLUME ANALYSIS




Legend (LPRO)
Common Share Volume Traded at Specific Prices
Based on Daily Closing Prices Since - January 8, 1997 through December 31, 1999

COMMON SHARES PRICE ($)

                                              PERCENT OF SHARES    PERCENT OF VOLUME     PERCENT OF
GREATER THAN OR                                 TRADED SINCE      TRADED AT OR BELOW   COMMON SHARES
   EQUAL TO               SHARES TRADED           INCEPTION           THIS PRICE        OUTSTANDING
----------------------------------------------------------------------------------------------------
   .001-.049                  33,800                 5.84%               5.84%             0.54%
   .050-.099                  59,300                10.24%              16.07%             0.94%
   .100-.490                 134,500                23.22%              39.30%             2.14%
   .500-.990                  53,700                 9.27%              48.57%             0.85%
 1.000-1.490                  86,300                14.90%              63.47%             1.37%
 1.500-1.990                  37,700                 6.51%              69.98%             0.60%
 2.000-2.490                     500                 0.09%              70.06%             0.01%
 2.500-2.990                   2,000                 0.35%              70.41%             0.03%
 3.000-3.490                   2,200                 0.38%              70.79%             0.03%
 3.500-3.990                  30,300                 5.23%              76.02%             0.48%
 4.000-4.490                  64,700                11.17%              87.19%             1.03%
 4.500-4.990                   5,400                 0.93%              88.12%             0.09%
 5.000-5.490                  43,400                 7.49%              95.61%             0.69%
 5.500-5.990                   5,000                 0.86%              96.48%             0.08%
 6.000-6.490                   3,700                 0.64%              97.12%             0.06%
 6.500-6.990                     800                 0.14%              97.25%             0.01%
 7.000-7.490                   7,300                 1.26%              98.52%             0.12%
 7.500-7.990                   8,600                 1.48%             100.00%             0.14%
----------------------------------------------------------------------------------------------------
                             579,200                  100%                                 9.21%
====================================================================================================
BASED ON COMMON SHARES OUTSTANDING OF:                           6,291,000

Source: Bloomberg

















--------------------------------------------------------------------------------

                                       23                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



STOCK PRICE/VOLUME ANALYSIS



LEGEND (LPRO)
Common Share Volume Traded at Specific Prices
Based on Daily Closing Prices December 31, 1997 to December 31, 1999

COMMON SHARES PRICE ($)

                                            PERCENT OF SHARES    PERCENT OF VOLUME    PERCENT OF
    GREATER THAN OR                        TRADED IN PAST TWO   TRADED AT OR BELOW   COMMON SHARES
       EQUAL TO         SHARES TRADED          (2) YEARS            THIS PRICE        OUTSTANDING
--------------------------------------------------------------------------------------------------
      .001-.049             33,800                9.08%               9.08%             0.54%
      .050-.099             59,300               15.93%              25.01%             0.94%
      .100-.190            120,500               32.38%              57.39%             1.92%
      .200-.290             14,000                3.76%              61.15%             0.22%
      .300-.390                 --                0.00%              61.15%             0.00%
      .400-.490                 --                0.00%              61.15%             0.00%
      .500-.590             12,200                3.28%              64.43%             0.19%
      .600-.690                 --                0.00%              64.43%             0.00%
      .700-.790             32,200                8.65%              73.08%             0.51%
      .800-.890              4,800                1.29%              74.37%             0.08%
      .900-.990                 --                0.00%              74.37%             0.00%
    1.000-1.190             71,400               19.18%              93.55%             1.13%
    1.200-1.290              3,300                0.89%              94.44%             0.05%
    1.300-1.390                 --                0.00%              94.44%             0.00%
    1.400-1.490                 --                0.00%              94.44%             0.00%
    1.500-1.590             20,700                5.56%             100.00%             0.33%
--------------------------------------------------------------------------------------------------
                           372,200                 100%                                 5.92%
==================================================================================================

BASED ON COMMON SHARES OUTSTANDING OF: 6,291,000

Source: Bloomberg






--------------------------------------------------------------------------------

                                       24                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




STOCK PRICE/VOLUME ANALYSIS



LEGEND (LPRO)
Common Share Volume Traded at Specific Prices
Based on Daily Closing Prices December 31, 1998 to December 31, 1999

COMMON SHARES PRICE ($)

                                                                  PERCENT OF VOLUME     PERCENT OF
  GREATER THAN OR                             PERCENT OF SHARES   TRADED AT OR BELOW  COMMON SHARES
     EQUAL TO          SHARES TRADED         TRADED IN PAST YEAR     THIS PRICE         OUTSTANDING
  ---------------      -------------         -------------------  ------------------  --------------
    .001-.024                 700                   0.32%               0.32%             0.01%
    .025-.049              33,100                  15.30%              15.62%             0.53%
    .050-.074              59,300                  27.40%              43.02%             0.94%
    .075-.099                  --                   0.00%              43.02%             0.00%
     .1-.124              106,800                  49.35%              92.38%             1.70%
    .125-.149              13,700                   6.33%              98.71%             0.22%
    .150-.174                  --                   0.00%              98.71%             0.00%
    .175-.199                  --                   0.00%              98.71%             0.00%
    .200-.224               2,300                   1.06%              99.77%             0.04%
    .225-.249                 500                   0.23%             100.00%             0.01%
 ---------------------------------------------------------------------------------------------------
                          216,400                    100%                                 3.44%
 ===================================================================================================

BASED ON COMMON SHARES OUTSTANDING OF:                             6,291,000

Source: Bloomberg









--------------------------------------------------------------------------------

                                       25                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------


                                SUMMARY VALUATION

--------------------------------------------------------------------------------












--------------------------------------------------------------------------------

                                       26                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



COMPARABLE COMPANY ANALYSIS

         In determining the implied enterprise and implied equity value for Legend, we considered certain historical financial, operating and other data that was publicly available or was furnished to us by the Company, including, but not limited to: (a) Legend's form 10-K for the period ended 12/31/98 and form 10-Q for the period ended 9/30/99; (b) a list of comparable companies approved by the Company; and (c) management reports concerning the ongoing status of the Legend's operations. According to this data, the assumptions we have used as are follows:

o We have used the comparable real estate and development industry estimated 2000 EBITDA multiple, (please refer to Exhibit A).




         Based upon comparable company multiples, the following valuation for Legend can be determined (amounts in $000's):



                    Real Estate        Implied                       Cash, Cash
   FY2000           Development       Enterprise                     Equiv., and       Implied Equity     Diluted        Implied Per
  EBITDA(1)      Trading Multiple(2)     Value     Total Debt(3)  Restricted Cash(3)       Value       Outstanding(4)   Share Value
--------------   -------------------  ----------   -------------  ------------------   --------------  --------------  -------------
                      Median
                      ------
     $3,757            9.5x            $35,692        $108,953         $15,476            ($57,786)         6,291         $(9.19)

                      Average
                      -------
     $3,757            9.5x            $35,692        $108,953         $15,476            ($57,786)         6,291         $(9.19)

Note:
--------------
(1) FY2000 EBITDA taken from financial projrections provided by management. EBITDA is earnings before interest, taxes, depreciation and amortization.
(2) Please refer to Exhibit A for more detailed comparable company analysis sheet. Multiples taken from research reports on Catellus and The St. Joe Company.
(3)  Figures as of 9/30/99.
(4)  Figure as of 12/31/99.















--------------------------------------------------------------------------------

                                       27                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




 COMPARABLE TRANSACTION ANALYSIS

         In further determining the implied enterprise and implied equity value for Legend, we considered certain historical financial, operating and other data that was publicly available or was furnished to us by the Company, including, but not limited to: (a) Legend's Form 10-K for the period ended 12/31/98 and Form 10-Q for the period ended 9/30/99; (b) a list of comparable transactions identified by using publicly available financial databases; and (c) management reports concerning the ongoing status of the Legend's operations. According to this data, the assumptions we have used as are follows:

o We have used the comparable real estate and development industry LTM EBITDA transaction multiple, (please refer to Exhibit C).

o M&A transactions were taken from most closely identifiable and comparable companies to Legend. These include: subdividers and developers, real property lessors, mobile home and residential site operators, dwelling operators and REITS, (please refer to Exhibit C for further detail as to date of acquisition and further multiple data points).

          Based upon comparable transaction multiples, the following valuation for Legend can be determined (amounts in $000's):




                      REAL ESTATE          IMPLIED
     EBITDA           DEVELOPMENT          ENTERPRISE                      CASH &        IMPLIED EQUITY     DILUTED      IMPLIED PER
      LTM(1)    TRANSACTION MULTIPLE(2)      VALUE     TOTAL DEBT(3)    CASH EQUIV.(3)        VALUE       OUTSTANDING(4) SHARE VALUE
     -------    -----------------------    ----------  -------------    --------------   ---------------  -----------    -----------
                        Median
                        ------
      $550               8.7x               $4,764       $108,953          $5,477           ($98,712)        6,291         ($15.69)

                       Average
                       -------
      $550               9.9x               $5,454       $108,953          $5,477           ($98,022)        6,291         ($15.58)



Note:
--------------------
(1) LTM EBITDA as of 9/30/99, most recently reported data. EBITDA is earnings before interest, taxes, depreciation and amortization.
(2) Please refer to Exhibit C for more detailed comparable company analysis sheet.
(3)  Figures as of 9/30/99.
(4)  Figure as of 12/31/99.






--------------------------------------------------------------------------------

                                       28                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




 DISCOUNTED CASH FLOW VALUATION

    In determining the present value (PV) of the discounted cash flows (DCFs) of Legend, we took into consideration the following:

o Financial projections provided to us by management, primarily cash flow projections for FY 1999 through build-out in FY 2012;

o   A discount rate range of 16% - 20%; and


         Based upon our DCF analysis, the following valuation for Legend can be determined:

LEGEND PROPERTIES, INC. CONSOLIDATED

DISCOUNTED CASH FLOW ANALYSIS(1)
--------------------------------------------------------------------------------
(dollars in 000s)


                                                                           For the Year Ended December 31,
                                                  --------------------------------------------------------------------------------
                                                   FY2000        FY2001         FY2002        FY2003        FY2004        FY2005
----------------------------------------------------------------------------------------------------------------------------------
Total Revenues                                    $  58,194     $  67,778     $  73,301     $  82,152     $  80,120     $  77,715
         GROWTH                                       -23.5%         16.5%          8.1%         12.1%         -2.5%         -3.0%
EBITDA                                            $   3,757     $   9,865     $  11,539     $   6,942     $  16,019     $  15,248
         MARGIN                                         6.5%         14.6%         15.7%          8.5%         20.0%         19.6%

Free Cash Flow Calculation
--------------------------------------------------
EBITDA                                            $   3,757     $   9,865     $  11,539     $   6,942     $  16,019     $  15,248
         Less:  Cash Taxes Paid                          --            --            --            --            --            --
         Less:  Capital Expenditures (Capex)(3)         699           964           984         1,020         1,058         1,096
         Less:  Change in Working Capital            (1,673)       (5,488)       (9,313)      (23,159)       (9,828)      (10,684)
                                                  --------------------------------------------------------------------------------
Free Cash Flow                                    $   4,731     $  14,389     $  19,867     $  29,081     $  24,790     $  24,836



                                                                              For the Year Ended December 31,
                                                  --------------------------------------------------------------------
                                                       FY2006        FY2007        FY2008        FY2009       FY2010
----------------------------------------------------------------------------------------------------------------------

Total Revenues                                       $  87,817     $ 121,352     $  11,096     $  16,575     $  14,862
         GROWTH                                           13.0%         38.2%       -90.9%          49.4%        -10.3%
EBITDA                                               $  12,385     $  40,415     $   4,328     $    (783)    $  11,382
         MARGIN                                           14.1%         33.3%         39.0%        -4.7%          76.6%

Free Cash Flow Calculation
--------------------------------------------------
EBITDA                                               $  12,385     $  40,415     $   4,328     $    (783)    $  11,382
         Less:  Cash Taxes Paid                             --         6,303         1,252          (536)        3,721
         Less:  Capital Expenditures (Capex)(3)          1,189         1,243            --            --            --
         Less:  Change in Working Capital              (17,250)      (14,520)        4,836        (6,930)        5,476
                                                  --------------------------------------------------------------------
Free Cash Flow                                       $  28,445     $  47,389     $  (1,760)    $   6,683     $   2,185


                                               For the Year Ended December 31,
                                               -------------------------------
                                                       FY2011      FY2012
------------------------------------------------------------------------------

Total Revenues                                       $ 12,310     $ 8,985
         GROWTH                                         -17.2%      -27.0%
EBITDA                                               $    198      $8,052
         MARGIN                                           1.6%       89.6%

Free Cash Flow Calculation
--------------------------------------------------
EBITDA                                               $    198       8,052
         Less:  Cash Taxes Paid                          (193)      2,556
         Less:  Capital Expenditures (Capex)(3)            --          --
         Less:  Change in Working Capital              (4,607)      6,387
                                                  ----------------------------
Free Cash Flow                                       $  4,998     $  (891)




Enterprise Value@WACC=            16%                 $92,269
Enterprise Value@WACC=            17%                 $88,435
Enterprise Value@WACC=            18%                 $84,824
Enterprise Value@WACC=            19%                 $81,419
Enterprise Value@WACC=            20%                 $78,206

Notes:
-----------------
(1)  Financial projections prepared by Legend Management.
(2) NOL's prior to 12/31/95 are assumed to be unusable for purposes of this analysis. Tax benefit in FY2009 and FY2011 reflects carryback to FY2008.
(3) Capital expenditures reflect replacement reserves for golf course equipment and renovation at Grand Harbor, and replacement reserves for potential renovations at the Assisted Living and Skilled Care Facilities at Oak Harbor.



--------------------------------------------------------------------------------

                                       29                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




 LIQUIDATION ANALYSIS - GRAND HARBOR

         In determining the present value (PV) of the discounted cash flows
(DCFs) of Grand Harbor, we took into consideration the following:

o Financial projections provided to us by management, primarily cash flow projections for FY 1999 through build-out in FY 2007;

o   A discount rate range of 16% - 20%; and



         Based upon our DCF analysis, the following valuation for Grand Harbor can be determined:




GRAND HARBOR
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS(1)
 (DOLLARS IN 000s)

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------
                                              FY2000       FY2001       FY2002       FY2003
----------------------------------------------------------------------------------------------
Total Revenues                               $ 31,708     $ 37,056     $ 34,381     $ 31,841
          GROWTH                                 37.8%        16.9%        -7.2%        -7.4%
EBITDA                                       $  4,102     $  6,222     $  6,111     $  5,077
          MARGIN                                 12.9%        16.8%        17.8%        15.9%

Free Cash Flow Calculation
---------------------------------------------
EBITDA                                       $  4,102     $  6,222     $  6,111     $  5,077
          Less:  Cash Taxes Paid                   --           --           --           --
          Less:  Capital Expenditures (Capex)     446          714          784          816
          Less:  Change in Working Capital     (1,382)        (268)      (2,307)      (1,706)
                                             -------------------------------------------------
Free Cash Flow                               $  5,038     $  5,776     $  7,634     $  5,967



                                                        FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------
                                                 FY2004       FY2005       FY2006    FY2007
----------------------------------------------------------------------------------------------
Total Revenues                                  $ 31,977     $ 35,335     $ 44,431   $57,016
          GROWTH                                     0.4%        10.5%        25.7%     28.3%
EBITDA                                          $  5,366     $  6,470     $  9,492   $18,599
          MARGIN                                    16.8%        18.3%        21.4%     32.6%

Free Cash Flow Calculation
---------------------------------------------
EBITDA                                          $  5,366     $  6,470     $  9,492   $18,599
          Less:  Cash Taxes Paid                      --           --           --        --
          Less:  Capital Expenditures (Capex)        848          882          971     1,019
          Less:  Change in Working Capital        (1,764)      (2,493)      (3,726)   (4,495)
                                             --------------------------------------------------
Free Cash Flow                                  $  6,282     $  8,080     $ 12,247   $22,075




Enterprise Value @ WACC=           16%                $34,196
Enterprise Value @ WACC=           17%                $32,858
Enterprise Value @ WACC=           18%                $31,598
Enterprise Value @ WACC=           19%                $30,409
Enterprise Value @ WACC=           20%                $29,287

Notes:
----------------

(1) Financial projections prepared by Legend Management.







--------------------------------------------------------------------------------

                                       30                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------





LIQUIDATION ANALYSIS - OAK HARBOR

         In determining the present value (PV) of the discounted cash flows
(DCFs) of Oak Harbor, we took into consideration the following:

o Financial projections provided to us by management, primarily cash flow projections for FY 1999 through build-out in FY 2007;

o   A discount rate range of 16% - 20%; and

o   Management's assumption that build-out will be complete in 2007.

         Based upon our DCF analysis, the following valuation for Oak Harbor can be determined:



















--------------------------------------------------------------------------------

                                       31                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



OAK HARBOR
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS(1)
(DOLLARS IN 000s)

                                                                       FOR THE YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------------------------------------------------
                                         FY2000      FY2001      FY2002     FY2003      FY2004     FY2005      FY2006      FY2007
----------------------------------------------------------------------------------------------------------------------------------
Total Revenues                          $ 15,609    $ 17,761    $ 19,549   $ 21,506    $ 22,866   $ 25,656    $ 26,612    $ 49,271
   Growth                                  -9.0%        13.8%       10.1%      10.0%        6.3%      12.2%        3.7%       85.1%
EBITDA                                  $    368    $  2,621    $  3,391   $  4,241    $  4,961   $  6,224    $  6,949    $ 14,741
   Margin                                    2.4%       14.8%       17.3%      19.7%       21.7%      24.3%       26.1%       29.9%

Free Cash Flow Calculation
----------------------------------------
EBITDA                                  $    368    $  2,621    $  3,391   $  4,241    $  4,961   $  6,224    $  6,949    $ 14,741
   Less:  Cash Taxes Paid                     --          --          --         --          --         --          --          --
   Less:  Capital Expenditures (Capex)       253         250         200        205         209        214         219         224
   Less:  Change in Working Capital        1,169      (2,795)      1,520     (3,759)        420     (5,772)     (6,376)    (14,057)
                                        ------------------------------------------------------------------------------------------
Free Cash Flow                          $ (1,053)   $  5,166    $  1,671   $  7,795    $  4,332   $ 11,783    $ 13,106    $ 28,574



Enterprise Value @ WACC=            16%              $28,559
Enterprise Value @ WACC=            17%              $27,150
Enterprise Value @ WACC=            18%              $25,830
Enterprise Value @ WACC=            19%              $24,590
Enterprise Value @ WACC=            20%              $23,426

Notes:
------------------
(1) Financial projections prepared by Legend Management.


 LIQUIDATION ANALYSIS - SOUTHBRIDGE

         In determining the present value (PV) of the discounted cash flows
(DCFs) of Southbridge, we took into consideration the following:

o Financial projections provided to us by management, primarily cash flow projections for FY 1999 through build-out in FY 2012;

o   A discount rate range of 16% - 20%; and



--------------------------------------------------------------------------------


                                       32                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




SOUTHBRIDGE
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS(1)
(DOLLARS IN 000S)

                                                                  For the Year Ended December 31,
                                        ----------------------------------------------------------------------------------
                                         FY2000      FY2001      FY2002      FY2003      FY2004      FY2005      FY2006
--------------------------------------------------------------------------------------------------------------------------
Total Revenues                          $  9,839    $ 12,411    $ 18,822    $ 28,804    $ 25,277    $ 16,724    $ 16,774
   Growth                                   52.4%       26.1%       51.7%       53.0%     -12.2%      -33.8%         0.3%
EBITDA                                  $    264    $  1,209    $  2,237    $ (2,136)   $  5,932    $  2,793    $ (3,837)
   Margin                                    2.7%        9.7%       11.9%      -7.4%        23.5%       16.7%     -22.9%

Free Cash Flow Calculation
----------------------------------------
EBITDA                                  $    264    $  1,209    $  2,237    $ (2,136)   $  5,932    $  2,793    $ (3,837)
   Less:  Cash Taxes Paid                     --          --          --          --          --          --          --
   Less:  Capital Expenditures (Capex)        --          --          --          --          --          --          --
   Less:  Change in Working Capital         (842)     (2,186)     (8,286)    (17,456)     (8,245)     (2,399)     (6,928)
Free Cash Flow                          $  1,106    $  3,395    $ 10,523    $ 15,320    $ 14,177    $  5,192    $  3,092




                                                             For the Year Ended December 31,
                                        ---------------------------------------------------------------------
                                            FY2007     FY2008     FY2009     FY2010     FY2011     FY2012
-------------------------------------------------------------------------------------------------------------
Total Revenues                             $ 15,064   $ 11,096   $ 16,575   $ 14,862   $ 12,310   $8,985
   Growth                                     -10.2%     -26.3%     -49.4%     -10.3%     -17.2%   -27.0%
EBITDA                                     $  7,161   $  4,328   $   (783)  $ 11,382   $    198   $8,052
   Margin                                      47.5%      39.0%      -4.7%      76.6%       1.6%    89.6%

Free Cash Flow Calculation
---------------------------------------
EBITDA                                     $  7,161   $  4,328   $   (783)  $ 11,382   $    198   $8,052
   Less:  Cash Taxes Paid                        --         --         --         --         --       --
   Less:  Capital Expenditures (Capex)           --         --         --         --         --       --
   Less:  Change in Working Capital           4,118      4,836     (6,930)     5,476     (4,607)   6,387
                                        -----------------------------------------------------------------
Free Cash Flow                             $  3,043   $   (508)  $  6,147   $  5,906   $  4,805   $1,665






Enterprise Value@ WACC=           16%                        $33,048
Enterprise Value@ WACC=           17%                        $31,711
Enterprise Value@ WACC=           18%                        $30,452
Enterprise Value@ WACC=           19%                        $29,267
Enterprise Value@ WACC=           20%                        $28,148

Notes:
--------------------
(1) Financial projections prepared by Legend Management.

         Based upon our DCF analysis, the following valuation for Southbridge can be determined:

SUMMARY VALUATION


--------------------------------------------------------------------------------


                                       33                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




        In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by the Company, or publicly available, and have neither attempted independently to verify nor assumed responsibility for verifying any of this information. Based upon our discounted cash flow valuation of Legend and its three core assets, we have derived the following valuation range:


LEGEND PROPERTIES, INC.
--------------------------------------------------------------------------------
VALUATION
($000's)




Aggregate Liquidation Value of Grand Harbor, Oak Harbor and Southbridge at
WACC =

       16%                $95,803
       17%                $91,720
       18%                $87,880
       19%                $84,266
       20%                $80,862

Notes:
-----------------
(1)  Financial projections prepared by Legend Management.
(2) Analysis assumes the sale of projects whose build-out is completed by third party purchaser inside its infrastructure; i.e., analysis does not reflect corporate overhead, taxes and similar entity level expenses.






--------------------------------------------------------------------------------


                                       34                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------


DEBT/EQUITY CONVERSION PRICE ANALYSIS



LEGEND PROPERTIES INC. CONSOLIDATED
--------------------------------------------------------------------------------
DEBT TO EQUITY CONVERSION ANALYSIS - SCENARIO #1
($000's)

                                                                                            NUMBER OF
                          CASH, CASH                                                         SHARES                      VALUE AFTER
                           EQUIV. &       VALUE                               NUMBER OF   OUTSTANDING      TOTAL NUMBER    ALER RGI
  ENTERPRISE   EXTERNAL   RESTRICTED   BEFORE AKER  AKER RGI    CONVERSION    AKER RGI        AS OF          OF SHARES       DEBT
   VALUE(1)     DEBT(2)     CASH(3)     RGI DEBT     DEBT(4)     PRICE(5)      SHARES   NOVEMBER 30, 1999(6) OUTSTANDING  CONVERSION
  ----------   --------   ----------   -----------  --------    ----------    --------  ------------------- ------------  ----------
    $80,000     $22,603    $15,476       $72,873    $86,350      $   0.50      172,700         6,291          178,991        $0.41

    $85,000     $22,603    $15,476       $77,873    $86,350      $   0.50      172,700         6,291          178,991        $0.44

    $90,000     $22,603    $15,476       $82,873    $86,350      $   0.50      172,700         6,291          178,991        $0.46

    $95,000     $22,603    $15,476       $87,873    $86,350      $   0.50      172,700         6,291          178,991        $0.49

Notes:
------------------
(1) Enterprise value range selected after analysis of financial statement projections provided by management.
(2)  From debt analysis schedule provided by management.
(3)  From publicly available financial statements.
(4)  From debt analysis schedule provided by management.
(5) Conversion price analysis; assumes that Aker RGI was willing to convert all of its debt to equity at the stated conversion price: $.50 conversion price = Over the last two years, approx. 60% of common stock has traded at or below this price.
(6)  Taken from Legend Properties, Inc. Form 10-K.









--------------------------------------------------------------------------------




                                       35                JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




DEBT/EQUITY CONVERSION PRICE ANALYSIS





LEGEND PROPERTIES INC. CONSOLIDATED
--------------------------------------------------------------------------------
DEBT TO EQUITY CONVERSION ANALYSIS - SCENARIO #2
($000'S)

                                                                         VALUE AFTER
                           CASH, CASH    VALUE              AKER RGI      AKER RGI
                            EQUIV. &     BEFORE              DEBT AT       DEBT AT   REMAINING                NUMBER OF
   ENTERPRISE   EXTERNAL   RESTRICTED   AKER RGI  AKER RGI    MERGER      MERGER IS   AKER RGI   CONVERSION   AKER RGI
    VALUE(1)     DEBT(2)     CASH(3)      DEBT     DEBT(4)  12/31/1996     PAID OFF    DEBT       PRICE(5)     SHARES
    --------     -------     -------      ----     -------  ----------     --------    ----       --------     ------
    $80,000      $22,603     $15,476    $72,873    $86,350    $47,609       $25,264   $38,741       $0.50       77,482

    $85,000      $22,603     $15,476    $77,873    $86,350    $47,609       $30,264   $38,741       $0.50       77,482

    $90,000      $22,603     $15,476    $82,873    $86,350    $47,609       $35,264   $38,741       $0.50       77,482

    $95,000      $22,603     $15,476    $87,873    $86,350    $47,609       $40,264   $38,741       $0.50       77,482

       NUMBER OF
         SHARES              TOTAL        VALUE AFTER
      OUTSTANDING          NUMBER OF       AKER RGI
         AS OF              SHARES          DEBT
    NOVEMBER 30, 1999(6)  OUTSTANDING     CONVERSION
    --------------------  -----------     ----------
          6,291              83,773          $0.30

          6,291              83,773          $0.36

          6,291              83,773          $0.42

          6,291              83,773          $0.48


 Notes:


(1) Enterprise value range selected after analysis of financial statement projections provided by management.
(2)  From debt analysis schedule provided by management.
(3)  From publicly available financial statements.
(4)  From debt analysis schedule provided by management.
(5) Conversion price analysis; assumes that Aker RGI was willing to convert some of its debt to equity at the stated conversion price: $.50 conversion price = Over the last two years, approx. 60% of common stock has traded at or below this price.
(6)  Taken from Legend Properties, Inc. Form 10-K.
















--------------------------------------------------------------------------------

                                       36                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------






















--------------------------------------------------------------------------------

                                       37                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




ANALYSIS OF SELECTED COMPARABLE COMPANIES - REAL ESTATE DEVELOPMENT




REAL ESTATE DEVELOPMENT AND MANAGEMENT

                                         SELECTED MEASURES OF RELATIVE VALUATION
--------------------------------------------------------------------------------
SELECTED COMPARABLE COMPANY ANALYSIS

                                                                                                                          ENT VAL
                                                                                                                       MULTIPLES OF
                                                                                                                      -------------
                                                                                                    P/E MULTIPLES          REV.
                                                                                                   -----------------      -----
                                              STOCK
                                              PRICE     52 WEEK
 NAME                                 TKR    12/31/99   HIGH-LOW      SHS     MKT CAP   ENT VAL(1) LTM(2) F00E  F01E       LTM
 ------------------------------       ---    --------   --------      ---     -------   ---------- -----------  ----       ---
                                                           $                     $          $        x     x     x          x
    Avatar Holdings, Inc.             AVTR    $17.38 23.75 - 14.38    9,136    158,738    133,027    NM    NM   40.4       0.7

    Castle & Cooke Inc.               CCS     $12.50 18.00 - 12.00   17,053    213,163    488,960   15.6  20.2  16.9       1.6

    Catellus Development Corp.        CDX     $12.88 16.38 - 10.75  107,142  1,379,453  2,305,710   17.6  11.1   9.6      11.4

    Echelon International Corp.       EIN     $23.00  2.13 - 18.50    6,720    154,560    309,760   28.0  16.4   NM        7.1
    Forest City Enterprises           FCE/A/B $28.00  2.75 - 19.88   30,030    840,840  3,441,597   32.9   7.3   6.5       4.5
    The St. Joe Company               JOE     $24.25  2.56 - 20.06   87,074  2,111,545  2,227,105   35.1  16.2  14.4       3.3

                      MEDIAN                  $20.19                           527,001  1,358,032   28.0  16.2  14.4       3.9
                     AVERAGE                  $19.67                           809,716  1,484,360   25.9  14.2  17.6       4.8
                     MINIMUM                  $12.50                           154,560    133,027   15.6   7.3   6.5       0.7
                     MAXIMUM                  $28.00                         2,111,545  3,441,597   35.1  20.2  40.4      11.4


                                             ENT VAL                 GROWTH &
                                           MULTIPLES OF           MARGIN ANALYS
                                   --------------------------   ------------------
                                                                 REV     OPERATING
                                       EBITDA(3)      EBIT(4)   GROWTH     MARGIN
                                   ----------------  --------   ------   ---------


 Name                                 LTM     FOOE      LTM      LTY         LTM
 ----                                 ---     ----      ---      ---         ---
                                       x                 x
    Avatar Holdings, Inc.             35.6      NA       NM      18.2%       0.0%

    Castle & Cooke Inc.               12.7      NA      22.9     20.9%       6.9%

    Catellus Development Corp.        13.6      6.5     17.4     40.1%      65.6%

    Echelon International Corp.       30.7      NA       NM      (8.1%)      7.1%
    Forest City Enterprises           11.2      NA      17.1     21.1%      26.3%
    The St. Joe Company               19.6     12.5     33.6     32.1%       9.9%

                      MEDIAN          16.6      9.5     20.1     21.0%       8.5%
                     AVERAGE          20.5      9.5     22.7     20.7%      19.3%
                     MINIMUM          11.2      6.5     17.1     (8.1%)      0.0%
                     MAXIMUM          35.6     12.5     33.6     40.1%      65.6%



Notes:
-----------------
(1) Enterprise Value is equal to total market capitilization with debt added and cash removed.
(2) LTM figures represent the Last Twelve Months ended Sept. 1999.
(3) EBITDA means earnings before interest, tax expense, depreciation and amortization.
(4) EBIT means earnings before interest and tax expense.


SOURCE:  Company financial statements and First Call and Zack's.









--------------------------------------------------------------------------------

                                       38                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




ANALYSIS OF SELECTED COMPARABLE COMPANIES - REAL ESTATE DEVELOPMENT






REAL ESTATE DEVELOPMENT AND MANAGEMENT           SELECTED INCOME STATEMENT DATA
--------------------------------------------------------------------------------
SUMMARY COMPARABLE COMPANY ANALYSIS
 (THOUSANDS, EXCEPT PER SHARE FIGURES)

                                                                REVENUE    EBITDA(2)  EBIT(3)   NET INCOME           EPS
                                                                -------    ---------  -------   ----------    ----------------------
                                                    ENTERPRISE
 NAME                            TKR      MKT CAP      VALUE     LTM(1)      LTM        LTM         LTM        LTM     99E    00E
 ------------------------------  ---      -------   ----------  -------    ---------  -------   ----------    ----    ------ -------
                                                                   $          $          $           $          $       $      $

    Avatar Holdings, Inc.        AVTR      172,442    146,731   181,147       3,735         84     (1,277)    (0.14)  (0.41)   0.43

    Castle & Cooke Inc.          CCS       229,150    504,947   310,876      38,651     21,395     13,679      0.80    0.62    0.74

    Catellus Development Corp.   CDX     1,399,542  2,325,799   201,760     169,930    132,254     78,858      0.73    1.16    1.34

    Echelon International Corp.  EIN       146,160    301,360    43,600      10,100      3,100      5,400      0.82    1.40    NA

    Forest City Enterprises      FCE/A/B   763,888  3,364,645   762,964     308,539    200,987     25,632      0.85    3.83    4.30

    The St. Joe Company          JOE     2,008,144  2,123,704   672,089     113,395     66,310     62,104      0.69    1.50    1.69

                             MEDIAN                             256,318      76,023     43,853     19,656      0.77    1.28    1.34
                            AVERAGE                             362,073     107,392     70,688     30,733      0.63    1.35    1.70
                            MINIMUM                              43,600       3,735         84     (1,277)    (0.14)  (0.41)   0.43
                            MAXIMUM                             762,964     308,539    200,987     78,858      0.85    3.83    4.30

Notes:
-------------------
(1) LTM figures represent the Last Twelve Months ended Sept. 1999.
(2) EBITDA means earnings before interest, tax expense, depreciation and amortization.
(3) EBIT means earnings before interest and tax expense.


SOURCE: Josephthal Research, company financial statements and First Call and Zacks.


















--------------------------------------------------------------------------------

                                       39                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------






REAL ESTATE DEVELOPMENT AND MANAGEMENT
SUMMARY COMPARABLE COMPANY ANALYSIS                               BALANCE SHEET
-------------------------------------------------------------------------------




                                           CASH &                                          TOTAL         TOTAL DEBT/   TOTAL DEBT/
    COMPANY NAME                        EQUIVALENTS     TOTAL DEBT     TOTAL EQUITY      CAPITAL(1)        EQUITY         CAPITAL
    ------------                        -----------     ----------     ------------      ----------      -----------   -----------
                                           $000S          $000S            $000S          $000S              %                %
    Avatar Holdings, Inc.                 157,181         131,470         207,709         339,179          63.3%           38.8%
    Castle & Cooke Inc.                     2,755         278,552         548,135         826,687          50.8%           33.7%
    Catellus Development Corp.             46,350         972,607         546,736       1,519,343         177.9%           64.0%
    Echelon International Corp.            24,000         179,200         221,100         400,300          81.0%           44.8%
    Forest City Enterprises                53,888       2,654,645         345,356       3,000,001         768.7%           88.5%
    The St. Joe Company                   253,032         368,592         935,623       1,304,215          39.4%           28.3%

                            MAXIMUM       253,032       2,654,645         935,623       3,000,001         768.7%           88.5%
                            MINIMUM         2,755         131,470         207,709         339,179          39.4%           28.3%
                            AVERAGE        89,534         764,178         467,443       1,231,621         196.9%           49.7%
                             MEDIAN        50,119         323,572         446,046       1,065,451          72.2%           41.8%






Notes:
--------------------

(1) Total Capitalization equals total debt plus total equity.

SOURCE: Josephthal Research, company financial statements and First Call and Zacks.




--------------------------------------------------------------------------------

                                       40                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------



ANALYSIS OF SELECTED COMPARABLE COMPANIES - REAL ESTATE DEVELOPMENT







Real Estate Development and Management


 Company Name                                  Ticker      Description
 ---------------------                         ------      -----------------------------------------------------------------------
 Avatar Holdings, Inc.                          AVTR       Avatar Holdings Inc. is involved in real estate operations. The Company owns and develops land, primarily in FL and AZ. Avatar currently develops, sells, and manages adult communities and residential communities. The Company develops, leases, and manages improved commercial and industrial properties. Avatar operates television stations and provides management services.

 Catellus Development Corp.                      CDX       Catellus Development Corporation, adiversified real estate operating company, holds income and developable land. The Company develops, manages, and owns a variety of industrial, residential, mixed use projects.

 Echelon International Corp.                     EIN       Echelon International Corporation, Inc. is a real estate company which develops, owns and manages multi-family residential real estate. The
                                                           Company also owns and manages a portfolio of financial assets consisting primarily of leased aircraft and other assets and collateralized financing of commercial real estate loans and aircraft.

 Forest City Enterprises                       FCE/A/B     Forest City Enterprises, Inc. develops, builds, owns and manages commercial and residential properties. The Company also operates a lumber brokerage division. Forest City's projects include shopping centers, industrial parks, apartment houses, and hotels. The Company has interests in 21 states and the District of Columbia.

 The St. Joe Company                             JOE       The St. Joe Company is a real estate operating company. The Company provides community, commercial, industrial leisure,and resort development, as well as transportation, timber, and residential and commercial real estate services. St. Joe operates through its Arvida
                                                           Realty Services and St. Joe Commercial divisions.









--------------------------------------------------------------------------------

                                       41                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




ANALYSIS OF SELECTED COMPARABLE COMPANIES - RETIREMENT/ASSISTED LIVING
FACILITIES




RETIREMENT/ASSISTED LIVING COMMUNITIES                                                       SELECTED MEASURES OF RELATIVE VALUATION
------------------------------------------------------------------------------------------------------------------------------------
SELECTED COMPARABLE COMPANY ANALYSIS

                                                                                                              Ent Val Multiples of
                                                                                                            ------------------------

                                                                                            P/E Multiples    Rev.  EBITDA(3) EBIT(4)
                                                                                            -------------   -----  --------- -------
                                         Stock
                                         Price    52 Week
Name                              Tkr   12/31/99  High-Low       Shs.  Mkt Cap Ent Val(1)  LTM(2) F00E F01E   LTM     LTM      LTM
----                              ---   --------  --------       ----  ------------------  ----------------   ---     ---    -------
                                                      $                   $        $         x     x    x      x       x        x

    American Retirement Corp.     ACR   $ 6.63  18.50 - 4.00    17,138  113,539  503,230     9.6  10.0   8.8  2.8     12.6     15.3

    Brookdale Living Communities  BLCI  $11.75  21.25 - 11.38   11,575  136,006  284,232    13.2  12.4   8.9  2.8     13.8     18.8

    Capital Senior Living Corp.   CSU   $ 5.13  15.00 - 4.75    19,717  101,050  181,356     6.2   6.3   5.1  2.9      5.9      7.1

    Carematrix Corporation        CMDC  $ 2.66  31.13 - 1.88    18,033   47,900  263,087     2.5   2.8   2.8  1.4      5.5      6.8
    Regent Assisted Living, Inc.  RGNT  $ 2.00   6.13 - 1.75     4,508    9,016   49,694     NM    NM    NM   1.0      NM       NM
    Sunrise Assisted Living, Inc. SNRZ  $13.75  53.13 - 9.25    21,938  301,648  902,032    12.1  14.5  13.6  3.9     11.8     18.0

                         MEDIAN         $ 5.88                          107,294  273,660     9.6  10.0   8.8  2.8     11.8     15.3
                        AVERAGE         $ 6.98                          118,193  363,938     8.7   9.2   7.8  2.5      9.9     13.2
                        MINIMUM         $ 2.00                            9,016   49,694     2.5   2.8   2.8  1.0      5.5      6.8
                        MAXIMUM         $13.75                          301,648  902,032    13.2  14.5  13.6  3.9     13.8     18.8


                                                   GROWTH AND MARGIN ANALYSIS
                                                   --------------------------
                                            REV.
                                          GROWTH  OPERATING MARGIN
                                          ------  ------------------


Name                                       LFY      LFY       LTM
----                                      ------  ------   ---------
                                            x       x          x

    American Retirement Corp.              57.9%   20.4%      18.7%

    Brookdale Living Communities          157.0%   13.1%      15.1%

    Capital Senior Living Corp.            39.3%   38.3%      40.9%

    Carematrix Corporation                100.7%   20.9%      20.0%
    Regent Assisted Living, Inc.           97.1%  (11.1%)    (12.2%)
    Sunrise Assisted Living, Inc.          89.9%   22.4%      21.8%

                           MEDIAN          93.5%   20.6%      19.3%
                          AVERAGE          90.3%   17.3%      17.4%
                          MINIMUM          39.3%  (11.1%)    (12.2%)
                          MAXIMUM         157.0%   38.3%      40.9%






Notes:

(1) Enterprise Value is equal to total market capitalization with debt added and cash removed.
(2) LTM figures represent the Last Twelve Months ended Sept. 1999.
(3) EBITDA means earnings before interest, tax expense, depreciation and amortization.
(4) EBIT means earnings before interest and tax expense.

SOURCE: Company financial statements and First Call and Zack's.



--------------------------------------------------------------------------------

                                       42                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------





ANALYSIS OF SELECTED COMPARABLE COMPANIES - RETIREMENT/ASSISTED LIVING
FACILITIES




RETIREMENT/ASSISTED LIVING COMMUNITIES                                                             SELECTED INCOME STATEMENT DATA
---------------------------------------------------------------------------------------------------------------------------------
SUMMARY COMPARABLE COMPANY ANALYSIS
 (THOUSANDS, EXCEPT PER SHARE FIGURES)

                                                                    REVENUE   EBITDA(2)  EBIT(3)  NET INCOME           EPS
                                                                    -------   ---------  -------  ----------    -----------------

                                                       ENTERPRISE
 NAME                                  TKR    MKT CAP    VALUE      LTM(1)      LTM        LTM        LTM        LTM    99E   00E
 --------------------------------      ----   -------  ----------   -------   ---------   ------  ----------    -----   ---   ---
                                                                      $          $          $          $          $      $     $
    American Retirement Corp.          ACR    145,673   535,364    176,582     40,028     32,964     12,842      0.69   0.66  0.75

    Brookdale Living Communities       BLCI   149,028   297,254     99,956     20,616     15,090     10,516      0.89   0.95  1.32

    Capital Senior Living Corp.        CSU    108,444   188,750     62,609     30,627     25,580     17,175      0.83   0.82  1.01

    Carematrix Corporation             CMDC    45,793   260,980    194,428     48,162     38,906     18,887      1.06   0.96  0.96

    Regent Assisted Living, Inc.       RGNT    11,552    52,230     49,720         88     (6,090)    (8,735)    (3.65)   NA    NA

    Sunrise Assisted Living, Inc.      SNRZ   297,534   897,918    230,229     76,515     50,210     23,770      1.14   0.95  1.01

                              MEDIAN                               138,269     35,328     29,272     15,009      0.86   0.95  1.01
                             AVERAGE                               135,587     36,006     26,110     12,409      0.16   0.87  1.01
                             MINIMUM                                49,720         88     (6,090)    (8,735)    (3.65)  0.66  0.75
                             MAXIMUM                               230,229     76,515     50,210     23,770      1.14   0.96  1.32



Notes:
--------------------
(1) LTM figures represent the Last Twelve Months ended Sept. 1999.
(2) EBITDA means earnings before interest, tax expense, depreciation and amortization.
(3) EBIT means earnings before interest and tax expense.

SOURCE: Josephthal Research, company financial statements and First Call and Zacks.













--------------------------------------------------------------------------------


                                       43                 JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------




RETIREMENT/ASSITED LIVING COMMUNITIES                                                                                  BALANCE SHEET
------------------------------------------------------------------------------------------------------------------------------------
SUMMARY COMPARABLE COMPANY ANALYSIS

                                              CASH &                                           TOTAL      TOTAL DEBT/    TOTAL DEBT/
COMPANY NAME                               EQUIVALENTS     TOTAL DEBT      TOTAL EQUITY      CAPITAL(1)     EQUITY         CAPITAL
------------                               -----------     ----------      ------------      ----------   -----------    -----------
                                              $000s          $000S            $000S            $000S           %               %
    American Retirement Corp.                 29,561         419,252         154,969          574,221        270.5%          73.0%
    Brookdale Living Communities              45,231         193,457         107,512          300,969        179.9%          64.3%
    Capital Senior Living Corp.               21,880         102,186         116,738          218,924        87.5%           46.7%
    Carematrix Corporation                     9,144         224,331         142,651          366,982        157.3%          61.1%
    Regent Assisted Living, Inc.               5,384          46,062          (1,885)          44,177          NM           104.3%
    Sunrise Assisted Living, Inc.             36,739         637,123         323,828          960,951        196.7%          66.3%

                                   Maximum    45,231         637,123         323,828          960,951        270.5%         104.3%
                                   Minimum     5,384          46,062          (1,885)          44,177        87.5%           46.7%
                                   Average    24,657         270,402         140,636          411,037        178.4%          69.3%
                                    Median    25,721         208,894         129,695          333,976        179.9%          65.3%

Notes:
-------------

(1) Total Capitalization equals total debt plus total equity.

SOURCE: Josephthal Research, company financial statements and First Call and Zacks.















--------------------------------------------------------------------------------

                                       44                JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------


ANALYSIS OF SELECTED COMPARABLE COMPANIES - RETIREMENT/ASSISTED LIVING
FACILITIES






Retirement/Assisted Living Communities

 Company Name                                  Ticker       Description
---------------------------------------        ------       -----------------------------------------------------------------------
 American Retirement Corp.                       ACR        American Retirement Corporation operates and provides services for upscale congregate and continuing care retirement communities, both for profit and not-for-profit. The Company operates communities independent living, assisted living, and skilled nursing. American Retirement currently owns or provides services for communities in several states.

 Capital Senior Living Corp.                     CSU        Capital Senior Living Corporation develops and operates senior living communities in the United States. The Company provides services such as independent living, assisted living, skilled nursing, and home care services to the elderly at its communities.

 Carematrix Corporation                          CMDC       CareMatrix Corporation provides assisted living and other long-term care services. The Company offers a full range of assisted living services based on individual resident needs, as well as a variety of models which can be adapted to different income levels. CareMatrix operates facilities in the United States.

 Regent Assisted Living, Inc.                    RGNT       Regent Assisted Living, Inc. owns, operates, and develops private-pay assisted living communities, including standalone Alzheimer's care communities. The Company operates in select markets in the western
                                                            United States. Regent provides graduated levels of care to residents based on individual need.

 Sunrise Assisted Living, Inc.                   SNRZ       Sunrise Assisted Living, Inc. provides assisted living for seniors. The
                                                            Company offers a full range of personalized assisted living services, from help with activities such as eating, bathing, dressing, and medication management, to a specially designed program for residents with Alzheimer's disease and other forms of memory impairment.





--------------------------------------------------------------------------------

                                       45                   JOSEPHTHAL CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------





ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS - REAL ESTATE DEVELOPMENT




LEGEND PROPERTIES, INC.
SELECTED COMPARABLE TRANSACTIONS(1)
--------------------------------------------------------------------------------
ALL AMOUNTS ARE IN ($000,000)


DATE CLOSED   TARGET                               ACQUIROR
----------------------------------------------------------------------------------------------------
 11/4/99      TriNet Corporate Realty Trust Inc.   Starwood Financial Trust
 10/1/99      Lexford Residential Trust            Equity Residential Properties Trust
 7/6/99       Weeks Corp                           Duke Realty Investments Inc.
 5/24/99      Tower Realty Trust                   Reckson Associates Realty/Crescent Real Estate
 11/25/98     National Income Realty Trust         Tarragon Realty Investors Inc.
 2/25/98      Value Property Trust                 Wellsford Real Properties Inc.




                                            TRANS. SIZE/               TRANS. SIZE/     NET       TRANS. SIZE/
DATE CLOSED   TRANSACTION SIZE    EBITDA(2)     EBITDA     REVENUE(2)    REVENUE      INCOME(2)   NET INCOME
---------------------------------------------------------------------------------------------------------------

 11/4/99           $1,577.4        $137.5        11.5x       $169.0        9.3x         $65.8        24.0x
 10/1/99              187.6          73.8         2.5         156.3        1.2            5.2        36.1
 7/6/99               622.3         106.4         5.9         127.5        4.9           34.6        18.0
 5/24/99              390.0          21.5        18.1          38.0       10.3           10.3        37.9
 11/25/98              84.2          24.7         3.4          50.2        1.7            4.9        17.0
 2/25/98             $186.6         $10.3        18.1x        $29.0        6.4x           NA          NA

                                      Average     9.9x                     5.6x                      26.6x
                                       Median     8.7x                     5.7x                      24.0x





Note:
------------------
(1) M&A transactions taken from most closely identifiable and comparable companies to Legend.
    These include: subdividers and developers, real property lessors, mobile home and residential site operators, dwelling operators and REITS.
(2) EBITDA, net income, and revenue figures are last twelve months of reported data (LTM).






--------------------------------------------------------------------------------

                                       46                JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------






ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS - ASSISTED LIVING FACILITIES




LEGEND PROPERTIES, INC.
SELECTED COMPARABLE TRANSACTIONS(1)
--------------------------------------------------------------------------------
 ALL AMOUNTS ARE IN ($000,000)

  DATE                                                                                               TRANS. SIZE/
 CLOSED    TARGET                           ACQUIROR                    TRANSACTION SIZE   EBITDA(2)    EBITDA     REVENUE(2)
 ------    ------                           --------                    ----------------   ---------    ------     ----------
 7/1/98    Retirement Care Associates Inc.  Sun Healthcare Group Inc.        $109.30         $22.0       5.0x         $190.7
 8/12/98   Harborside Healthcare Corp.      Investcorp                        200.22         20.59        9.72        221.78
 9/28/98   Manor Care Inc.                  Health Care & Retirement Corp.   2074.00        297.73        6.97       1804.20
 4/17/98   Summit Care Corp.                Fountain View Inc.                143.08          8.79       16.28        203.56
 1/12/99   The Flatley Company              Centennial HealthCare Corp.       $64.00          $6.0       10.7x         $39.3

                                                                                             Average      9.7x
                                                                                              Median      9.7x




  DATE    TRANS. SIZE/      NET      TRANS. SIZE/
 CLOSED     REVENUE      INCOME(2)    NET INCOME
 ------     -------      ---------   ------------
 7/1/98       0.6x         $3.8         28.6x
 8/12/98      0.90          6.80        29.4
 9/28/98      1.15         86.63        23.9
 4/17/98      0.70          0.13         NM
 1/12/99      1.6x         $4.8         13.3x

              1.0x                      23.8x
              0.9x                      26.3x


Note:
--------------------
(1) M&A transactions taken from most closely identifiable and comparable companies to Legend.
    These include: skilled nursing care facilities, intermediate care facilities and nursing and personal care facilities.
(2) EBITDA, net income, and revenue figures are last twelve months of reported data (LTM).















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                                       47                JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------







LEGEND PROPERTIES, INC.
--------------------------------------------------------------------------------

WEIGHTED AVERAGE COST OF CAPITAL
(DOLLARS IN 000S)

                                                             Predicted
                                                              Equity
Company                                                        Beta
--------------------------------------------------------------------------------

Avatar Holdings, Inc.                                          0.53
Castle & Cooke, Inc.                                           0.73
Catellus Development                                           0.72
Echelon International Corp.                                    0.43
Forest City Enterprises                                        0.84
The St. Joe Company                                            0.86
                                        ---------------------------
                                          Mean                 0.69
                                          Median               0.72
                                        ---------------------------

Cost of Equity = 18%

Cost of Equity = Risk Free Rate+ (Equity Beta X Mkt. Risk Premium)
Market return based on S&P 5 year return=        22.8%
Market risk premium=                             16.5%
Risk Free Rate (30-Year T-Bond)                   6.4%

WACC = Equity cost of Capital (*) (Equity/Total Capital) + Debt cost of
       Capital (*)
       (Debt/Total Capital) (*) (1- Tax Rate)

Since this is a distressed situation, assume all outstanding capital is equity. Therefore, Debt = 0

WACC = 18%







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                                       48                  JOSEPHTHAL & CO. INC.

Presentation to the Special Committee of the Board of Directors of Legend Properties, Inc.

Private & Confidential
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------

                                     OPINION

--------------------------------------------------------------------------------












--------------------------------------------------------------------------------

                                       49                 JOSEPHTHAL & CO. INC.

                                     [LOGO]


                                                                    APPENDIX B





                                                               January 5, 2000



The Board of Directors
Legend Properties, Inc.
3755 7th Terrace
Suite 301
Vero Beach, Florida  32960


Dear Board of Directors:

         Josephthal & Co. Inc. ("Josephthal", "we", or "us") understands that RGI Holdings, Inc. will acquire all of the outstanding shares of common stock of Legend Properties, Inc. (the "Company" or "Legend"), not currently owned by RGI (the "Remaining Shares"). The transaction would be structured as a cash merger (the "Merger") in which each holder of the Remaining Shares would receive $50 per share. Legend, formerly known as Banyan Mortgage Investment Fund, is the surviving corporation from the December 31, 1996 merger of Banyan Mortgage Investment Fund with RGI US Holdings, Inc. For financial reporting purposes, the merger was treated as a recapitalization of RGI US Holdings, Inc., with RGI US Holdings, Inc. as the acquirer of Banyan Mortgage Investment Fund. Prior to the merger, RGI US Holdings Inc. was a wholly owned subsidiary of RGI Holdings, Inc. ("RGI"). We understand that RGI owns approximately 80% of the outstanding shares of Legend.

         You have requested our opinion (the "Fairness Opinion"), as to the fairness from a financial point of view, to Legend and its stockholders (other than RGI), of the consideration to be paid by RGI (the "Merger Consideration"), to the holders of the Remaining Shares. We do not perform tax, accounting or legal services or render such advice, in our review and analyses, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by the Company or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of this information. We have not conducted a physical inspection of Legend's properties or facilities, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the related properties, facilities or business segments. We



                              Josephthal & Co. Inc.
                      200 Park Avenue o New York, NY 10166
                Tel: 212.907.4000, 800.285.6200 Fax: 212.907.4080
have assumed that management's financial analyses have been prepared on a good faith reasonable basis reflecting the best currently available estimates and judgments of Legend's management and/or financial consultants or advisors to Legend.

         In conducting our analysis, and arriving at the opinion expressed herein, we have reviewed the following materials and considered such financial and other factors as we deemed relevant, including, among others, the following:
(i) certain historical financial, operating and other data that were publicly available or were furnished to us by Legend regarding the Merger including, but not limited to: (a) projections and cash flow analyses for the Company prepared by management; (b) projections and cash flow analyses for the Company's three core properties Grand Harbor, Oak Harbor and Southbridge), prepared by management (c) Form 10-K for the periods ending 12/31/98, 12/31/97, 12/31/96 and 12/31/95, Form 10-Q for the periods ending 3/31/96 through 9/30/99, and Form 8-K dated 10/2/95; (d) internally generated operating reports and discussions from management concerning the various business segments of Legend; (e) a debt analysis summary prepared by management as of 9/30/99; (f) real estate appraisals prepared by management with the assistance of identified third parties; (d) various press releases and marketing materials regarding the development and status of the company's three core properties (Grand Harbor, Oak Harbor and Southbridge); (iii) publicly available financial, operating and stock market data for companies engaged in businesses deemed comparable to those of the Company; and (iv) such other factors and information as we deemed appropriate.

         In conducting our analyses and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Legend; (ii) the business prospects of Legend; (iii) the historical and current market for the Remaining Shares and (iv) the nature and terms of other transactions and comparable company analyses that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise this presentation based upon circumstances or events occurring after the date hereof. In that regard, we have not considered any similar transaction to which Legend might become a party whether announced or not, that has not closed prior to the date hereof. This presentation is limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Remaining Shares. This presentation does not address in any way Legend's underlying business decision to effect the Merger, nor do we opine on the capital requirements or availability of capital for Legend.

         In connection with our review and analyses and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or which is public, and have not attempted to verify independently any such information. We have relied solely on the information and estimates provided to us by management of Legend and have neither made nor obtained any independent appraisals of any properties, other assets or facilities of Legend. With respect to certain financial information, including financial analyses and projections, relating to the business or prospects of Legend, provided to us by management of Legend, we have assumed that the financial information has been reasonably prepared and that the financial projections present Legend management's best currently available estimates and judgments as to the future financial performance of Legend. Further, the Company represents and warrants the accuracy and completeness of the information it has provided. Josephthal was not requested to, nor did we, inspect any of the assets of Legend.

         As you know, Josephthal has been retained by Legend to render this opinion and provide other financial advisory services, and will receive fees for such services. In addition, in the ordinary course of business, Josephthal may actively trade the shares of Legend for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. This opinion is solely for the use of the Board of Directors of Legend and is not to be publicly disclosed, used, excerpted from, reproduced or disseminated, quoted from or referred to at any time, in any manner or for any purpose, without the prior written consent of Josephthal; provided, however, that Legend may include the Fairness Opinion in whole, but not in part, as an appendix to the Proxy Statement to be filed with the Securities and Exchange Commission and delivered to the stockholders of Legend. This opinion does not constitute a recommendation to any holder of Legend Remaining Shares as to how any such stockholder should vote on any aspect of the Merger, nor does this opinion address the relative merits of the Merger or any other transactions or business strategies or the decision of the Board of Directors of Legend to proceed with the Merger.

         Based upon and subject to the foregoing it is our opinion that, as of the date hereof, the consideration to be paid in the Merger is fair to Legend and its stockholders (other than RGI) from a financial point of view.

                                                   Very truly yours,

                                                   /s/ JOSEPHTHAL & CO. INC.
                                                   ---------------------------
                                                   JOSEPHTHAL & CO. INC.